Exhibit 99.1

CONTACT:	Martha Kamp	Ashley Leopoulos	FOR IMMEDIATE

	CEFCU	Simmons Bank	RELEASE TO ALL

	5401 W. Dirksen Pkwy.	601 E. 3rd, 11th Floor	MEDIA:

	Peoria IL 61607	Little Rock, AR 72201	November 30, 2020

	(309) 633-3675	(501) 413-7055

CEFCU ENTERS INTO AGREEMENT WITH SIMMONS BANK TO PURCHASE FOUR BRANCHES

Peoria, IL and Pine Bluff, AR – Citizens Equity First Credit Union (“CEFCU”) and Simmons Bank (“Simmons”) have entered into an agreement pursuant to which CEFCU will purchase four Simmons Bank branches located in the Metro East area of Southern Illinois, near St. Louis. Select loan and deposit accounts, along with non-deposit product relationships, are included in the purchase.

Subject to the approval of the purchase by the appropriate state and federal regulatory agencies, CEFCU expects the transition to occur in the first quarter of 2021. Customers of the four Simmons’ branches will receive communications from CEFCU and Simmons Bank with additional information about the change.

“CEFCU has a longstanding history of success and growth through improving the financial well-being of members and the communities we serve. We’re excited to expand the opportunities for more individuals to experience the benefits of CEFCU membership,” said CEFCU CEO & President Mark Spenny.

“We are pleased about the opportunity this transaction provides our Illinois customers and associates and believe the partnership with CEFCU will be very beneficial for all stakeholders,” said George Makris, Jr., President & CEO of Simmons Bank.

These four additional branches bring CEFCU’s total locations to 31 throughout Illinois and California.

About CEFCU

With assets totaling over $6.9 billion, CEFCU serves nearly 355,000 members through 26 Illinois Member Centers and 5 California Member Centers, the CEFCU Financial Center, the Money Center 24 ATM Network, CEFCU’s website, cefcu.com, the surcharge-free CO-OP ATM Network, and the CU Service Center Shared Branch Network.

About Simmons Bank

Simmons Bank is an Arkansas state-chartered bank that began in 1903. Through the decades, Simmons Bank has developed a full suite of financial products and services designed to meet the needs of individual consumers and business customers alike. Simmons Bank has grown steadily and today assists customers from more than 200 branch locations. Simmons Bank is the subsidiary bank for Simmons First National Corporation (NASDAQ: SFNC), a publicly traded bank holding company headquartered in Pine Bluff, Arkansas, with total consolidated assets of $21.4 billion as of September 30, 2020. For more information, visit simmonsbank.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our expectations with respect to the proposed transaction.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements.  Factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others:  (i) the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; (ii) the risk that integration of the operations of the Simmons locations with CEFCU will be materially delayed or will be more costly or difficult than expected; (iii) the effect of the announcement of the transaction on customer relationships and operating results; and (iv) the satisfaction of closing conditions, including, but not limited to, the receipt of requisite regulatory approvals.  For a discussion of additional factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in Simmons First National Corporation’s Form 10-K for the year ended December 31, 2019, its Form 10-Q for the quarter ended June 30, 2020, and other reports that are filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and, except as required by law, neither CEFCU nor Simmons assumes any duty to update forward-looking statements.